Exhibit 8.2

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

May 21, 2014

TCP International Holdings Ltd.

Alte Steinhauserstrasse 1

6330 Cham, Switzerland

Re:	Common Shares of TCP International Holdings Ltd. (the “Company”)

Ladies and Gentlemen:

We have acted as United States tax counsel to TCP International Holdings Ltd., an exempted limited company incorporated under the laws of Switzerland (the “Company”), in connection with the public offering of certain common shares (the “Shares”) of the Company pursuant to the registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 21, 2014 (the “Registration Statement”).

This opinion is being furnished to you pursuant to section 601(b)(8) of regulation S-K.

In connection with rendering the opinion set forth below, we have examined and relied on originals or copies of the following:

(a)	the Registration Statement; and

(b)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Our opinion is conditioned on the initial and continuing accuracy of the documents, certificates and records referred to above. We have also assumed that the transactions related to the offering of the Shares will be consummated in the manner contemplated by the Registration Statement.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents.

TCP International Holdings Ltd.

May 21, 2014

In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be true, correct and complete without regard to any qualification as to knowledge or belief.

Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial decisions, published positions of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly on a retroactive basis). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the U.S. Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement, we are of the opinion that, under current U.S. federal income tax law, although the discussion set forth in the Registration Statement under the heading “Taxation—United States Federal Income Tax Considerations” does not purport to summarize all possible U.S. federal income tax considerations of the purchase, ownership and disposition of Shares to U.S. Holders (as defined therein), such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax considerations of the purchase, ownership and disposition of the Shares to U.S. Holders who purchase the Shares pursuant to the Registration Statement.

Except as set forth above, we express no opinion to any party as to any tax consequences, whether federal, state, local or foreign, of the offering of the Shares or of any transaction related thereto. This opinion is furnished to you in connection with the Registration Statement. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom, LLP